UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2018

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 West 5th Street, Suite 1275, Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2018, Astrotech Corporation (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with B. Riley FBR, Inc. (“B. Riley FBR”) to sell shares of its Common Stock, par value $0.001 (the “Common Stock”), having an aggregate offering price of up to $6,602,390.00 (the “Shares”) from time to time, through an “at the market offering” program (the “ATM Offering”) under which B. Riley FBR will act as sales agent.

The offer and sale of the Shares, if any, will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-226060), the base prospectus contained therein, dated August 20, 2018, and a prospectus supplement related to the ATM Offering, dated November 9, 2018.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Subject to the terms and conditions of the Sales Agreement, B. Riley FBR will use its commercially reasonable efforts to sell the Shares, based upon the Company’s instructions, consistent with its normal trading and sales practices. The Company will set the parameters for sales of the Shares, including the number or dollar value of Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in one trading day, and any minimum price below which sales may not be made. Under the Sales Agreement, B. Riley FBR may sell the Shares by any method permitted by law deemed to be an “at the market offering,” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). The Company has no obligation to sell any of the Shares and may at any time suspend offers and sales under the Sales Agreement. The Company and B. Riley FBR each have the right, in their sole discretion, to terminate the Sales Agreement at any time upon prior written notice as provided in the Sales Agreement.

The Company will pay to B. Riley FBR a commission, or allow a discount, in an amount equal to 3.0% of the gross sales price per share of Common Stock sold through it as sales agent under the Sales Agreement. In addition, the Company has agreed to reimburse B. Riley FBR for certain expenses it incurs in the performance of its obligations under the Sales Agreement up to a maximum of $35,000.

The Company is not obligated to make any sales of Shares under the Agreement. The offering of the Shares pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

The Company made certain customary representations, warranties and covenants in the Sales Agreement concerning the Company and its subsidiaries and the registration statement, prospectus, prospectus supplement and other documents and filings relating to the offering of the Shares. The Company has also agreed pursuant to the Sales Agreement to indemnify and provide contribution to B. Riley FBR against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the terms of the Sales Agreement is subject to, and qualified in its entirety by, the Sales Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The legal opinion of Sheppard Mullin Richter & Hampton LLP, counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but not are not limited to, statements regarding the ability to sell shares and raise additional funds pursuant to the Sales Agreement.  Such statements involve risks and uncertainties that could cause the Company’s actual results and financial position to differ materially. These risks and uncertainties include uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Sales Agreement, and other risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission Filings on Form 10-K and Form 10-Q. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP
10.1	Sales Agreement dated November 9, 2018 by and between the Company and B. Riley FBR, Inc.
23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Thomas B. Pickens III

Name:	Thomas B. Pickens III
Title:	Chairman of the Board and Chief
Executive Officer

Date: November 9, 2018

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP
10.1	Sales Agreement dated November 9, 2018 by and between the Company and B. Riley FBR, Inc.
23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)